                                                                   EXHIBIT 10.14

                               LICENSE AGREEMENT

LICENSE AGREEMENT made this 17 day of July, 2000 by and between ULTRASTRIP SYSTEMS, INC., a Florida corporation ("Ultrastrip"), OCEAN FUTURES SOCIETY INC., a California corporation ("OFS"), and JEAN-MICHEL COUSTEAU ("Cousteau").

                                   RECITALS:

A. Ultrastrip, a development stage company, manufactures a robotic hydroblasting device (the "M2000") that strips coatings from steel surfaces in an environmentally safe manner and performs hydroblasting services using the M2000 for customers in the heavy marine industry.

B. OFS, a not-for-profit organization dedicated to preserving the marine environment, is led by Cousteau, the world-famous environmentalist.

C. Ultrastrip, OFS and Cousteau have agreed to work together for mutual benefit on the terms set forth below.

NOW THEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. License. Cousteau and OFS hereby grant Ultrastrip the exclusive right without obligation to utilize their names (the "Names") in connection with marketing, advertising, sales and distribution of the M2000 and hydroblasting services in the ship cleaning industry. Each usage of the name Cousteau shall be preceded by the name Jean-Michel in identical type size, font and color. Cousteau and OFS represent and covenant that such grant does not conflict with other license rights heretofore granted any entity or person and that they will not in the future license any entity or person in any manner that may conflict with the rights hereby granted to Ultrastrip. Ultrastrip agrees to clear in writing each manifestation of usage of the Names with OFS and Cousteau, respectively, before usage, and OFS and Cousteau convenant to acknowledge clearance or suggest modifications concerning objectionable proposed usage immediately. Ultrastrip agrees to modify or delete the usage according to such suggestions provided that the suggested modifications are within the spirit of this Agreement.

2. Attendance. Cousteau agrees personally to attend meetings to interface with customers, investors and other third-parties, including taped appearances, arranged by Ultrastrip on up to ten (10) days during each twelve
(12) month period of the Term (defined below). The parties agree to use their best efforts to accommodate each other's needs for prior notice, scheduling and attendance at meetings. Ultrastrip shall be responsible for reimbursement of Cousteau's travel and lodging expenses incurred arising from such meetings and shall promptly make payment thereof to OFS upon presentation of detailed expense receipts.

3. Term. This Agreement shall continue in effect until the tenth (10th) anniversary hereof, unless terminated earlier as provided for below (the "Term").

4. Royalties. Ultrastrip agrees to pay OFS a sum equal to two percent (2%) of its revenues from sales of products, equipment leases and services during the Term (the "Royalty"). The Royalty shall be paid to OFS within twenty
(20) days of the end of each calendar quarter during the Term based on revenues for the calendar quarter then recently ended. Revenues shall be calculated as gross sales less use, sales and value added taxes, rebates, refunds, replacements, credits for returns, duties, freight, insurance and commissions.

5. Statements and Payments. Ultrastrip agrees to keep complete and accurate records and books of accounts relating to sales and, within twenty
(20) days after the end of each calendar quarter, to furnish OFS at its address designated in Section 18 hereinbelow a statement in writing showing gross sales, if any, for such calendar quarter and the amount of each allowable deduction from gross sales, and the payment, if any, due to OFS at such time. The foregoing statement shall accompany the royalty payment payable pursuant to
Section 4 hereinabove.

6. Audit. Ultrastrip grants OFS the right, exercisable once per year (non-cumulatively), to inspect, audit and investigate accounts and records relating to sales for the purpose of determining the accuracy thereof and the correctness of the statements and payments made by Ultrastrip. Such inspection, investigation and/or audit of such books, accounts and records shall be at OFS's expense and take place during normal business hours upon reasonable notice by OFS, provided, however, that if such audit indicates that Ultrastrip underpaid OFS by five percent (5%) or more for any quarter, Ultrastrip shall be responsible for the cost of such audit. All books and records relating to sales shall be kept available by Ultrastrip for at least five (5) years after the date of sale.

7. Termination. OFS may terminate this Agreement upon the occurrence of any one of the following events:

         (a) if Ultrastrip shall have failed to make any payment due hereunder on the date such payment is due;

         (b) if Ultrastrip shall fail to deliver any of the statements required to be delivered hereunder or to make available for inspection, investigation and/or audit its books and records pursuant to the provisions hereof;

         (c) if upon one or more inspections, investigations and/or audits, it is determined that for each of two (2) consecutive calendar quarters, the royalty amounts paid by Ultrastrip were less than ninety percent (90%) of the amounts due to OFS in such periods; or

         (d)      if Ultrastrip shall:

                  (i) file a petition in bankruptcy or for reorganization or for the adoption of the arrangement under any bankruptcy or insolvency act, or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                  (ii)     make an assignment for the benefit of its creditors;

                  (iii) consent to the appointment of a receiver or trustee or custodian for all or a substantial part of its property or to the filing of a petition against it under any bankruptcy or insolvency act; or

                  (iv)     be adjudicated a bankrupt organization.

In the event any of such events occurs, OFS, if it desires to terminate this Agreement, shall give notice of termination in writing to Ultrastrip as provided hereunder. If Ultrastrip shall fail to cure such event of default within ninety (90) days of receipt of such notice, then this Agreement shall terminate.

Ultrastrip may terminate this Agreement for "cause". Cause means (a) willful misconduct on the part of OFS or Cousteau with respect to the business and affairs of Ultrastrip, (b) conviction of any felony, or (c) breach of this Agreement. If Ultrastrip terminates for any of the above reasons, the provisions of Sections 4 and 5 shall also terminate.

8. Rights of Ultrastrip Upon Termination or Expiration. Upon the expiration or termination of this Agreement for any reason, neither Ultrastrip nor its receivers, representatives, trustees, agents, successors and/or assignees shall have any right to exploit or in any way use the Names in connection with the advertising, marketing, promotion, sales or distribution of the M2000 except in connection with the distribution and sale of remaining inventory, with respect to which Ultrastrip shall be responsible for the payment of all royalties in accordance with the terms hereof.

9. Confidentiality Covenant. OFS and Cousteau acknowledge that the trade secrets, information, ideas, research, methods, improvements and materials owned, licensed or developed by Ultrastrip are and shall remain the sole and exclusive strictly confidential property of Ultrastrip. All information and knowledge about Ultra-strip and its products, services, methods, standards, specifications, procedures, and techniques which are not public knowledge and such other data as Ultrastrip may designate as confidential shall be kept strictly confidential by OFS and Cousteau, used only for the purposes authorized by Ultrastrip. OFS and Cousteau covenant and agree that during and after the termination of this Agreement for five (5) years neither it or he nor anyone associated with it or him shall copy or disclose to anyone or use for any purposes other than as authorized by Ultrastrip any such confidential information.

10. Assignment. Neither OFS nor Cousteau may assign its or his rights or obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assignees. No assignment shall relieve any party from the responsibility for the performance of any accrued obligations which such party then has hereunder.

11. Relationship of the Parties. Neither OFS nor Cousteau shall have any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Ultrastrip, or to bind Ultrastrip in any manner.

12. No Waiver of Rights. The failure of any party to enforce at any time any of the provisions of this Agreement, or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of said provisions, rights or election, or in any way to affect the validity of this Agreement.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

14. Legal Counsel. The parties hereto agree that they each have been represented by independent legal counsel in connection with the review and negotiation of this Agreement and the subject matter contained herein.

15. Attorneys' Fees. In the event that any of the parties to this Agreement commences arbitration against any other party to this Agreement to enforce any of its or his rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' fees.

16. Arbitration. In the event that there is any dispute between or among the parties hereto, the parties agree to submit the matter to binding arbitration in Stuart, Florida in accordance with the commercial rules of the American Arbitration Association then applicable before a panel of three (3) arbitrators. The decision of the panel of arbitrators shall be final, binding and conclusive upon the parties hereto and judgment thereon may be entered in any court having jurisdiction. The costs of such arbitration shall be paid or reimbursed by the non-prevailing party.

17. Indemnification. OFS and Ultrastrip shall indemnify, defend and hold the other harmless from and against any and all liabilities, suits, proceedings, claims, demands, debts, costs (including legal costs), obligations and actions of any kind of anyone allegedly arising from or connected with (a) the indemnifying party's violations of any federal or state law, rule or regulation, (b) the indemnifying party's actions or inaction in furtherance of this Agreement, (c) the indemnifying party's breach or default in the performance of the obligations to be performed under this Agreement, (d) the indemnifying party's negligence, or (e) the indemnifying party's activities or operations. The provisions of this section shall extend to executive management and authorized agents.

18. Communications. All notices under this Agreement shall be in writing and (unless otherwise specifically provided for herein) shall be deemed to have been given at the time when mailed, by registered mail, postage prepaid, addressed to either party hereto at the following addresses:

if to OFS or Cousteau:              Ocean Futures Society Inc.
                                    325 Chapala Street
                                    Santa Barbara, CA 93101
                                    Attn: Charles Vinick and
                                          Jean-Michel Cousteau

if to Ultrastrip:                   Ultrastrip Systems, Inc.
                                    P.O. Box 2173
                                    Stuart, FL 34995
                                    Attn: Dennis E. McGuire

with a copy to:                     Mirkin & Woolf, P.A.
                                    1700 Palm Beach Lakes Blvd. #580
                                    West Palm Beach, FL 33401
                                    Attn: Mark H. Mirkin, Esq.

or to such changed address as such parties may have fixed by notice; provided, however, that any notice of any change of address shall be effective only upon receipt thereof.

19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

20. Further Assurances. The parties each agree to execute any and all documents and perform any and all acts which may be reasonably requested by the others in furtherance of any of the provisions herein.

21. Entire Agreement. This Agreement constitutes the entire final agreement among the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

                                    ULTRASTRIP SYSTEMS, INC.



                                    By: /s/ Dennis E. McGuire
                                        ----------------------------------------
                                        Dennis E. McGuire, President


                                    OCEAN FUTURES SOCIETY INC.


                                    By: /s/ Charles Vinick
                                        ----------------------------------------
                                        Charles Vinick, Executive Vice President



                                        /s/ Jean-Michel Cousteau
                                        ----------------------------------------
                                        JEAN-MICHEL COUSTEAU